PRDO ANNOUNCES 4Q22 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS FOURTH QUARTER AND

FULL YEAR 2022 RESULTS

Schaumburg, Ill. (February 23, 2023) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year ended December 31, 2022.

Full Year 2022 Results as Compared to Prior Year

•
Revenue increased 0.3% to $695.2 million, with a 2.7% increase at CTU mostly offset by a 3.1% decline at AIUS.
•
Operating income decreased 13.0% to $129.6 million, while adjusted operating income decreased 6.6% to $164.0 million.*
•
Earnings per diluted share was $1.39 as compared to $1.55, while adjusted earnings per diluted share was $1.63 as compared to $1.70.*
•
Total student enrollments at December 31, 2022 decreased by 3.0%. AIUS experienced a 10.8% decrease in total student enrollments that was partially offset by a 2.0% increase at CTU.
•
Ended the year with $518.2 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

Fourth Quarter 2022 Results as Compared to Prior Year Quarter

•
Revenue increased 10.2% to $176.1 million, with a 13.1% increase at CTU and a 5.9% increase at AIUS.
•
Operating income decreased 34.4% to $22.7 million, while adjusted operating income decreased 22.9% to $32.4 million, primarily due to certain one-time investments within our academic institutions.*
•
Earnings per diluted share was $0.23 as compared to $0.35, while adjusted earnings per diluted share was $0.31 as compared to $0.40.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"Overall, we ended 2022 on a positive note as we experienced further improvement in student retention and engagement during the second half of 2022,” said Andrew Hurst, President and Chief Executive Officer. “As we look to 2023, we will continue to optimize investments in technology that will drive operational efficiencies across our academic institutions, while remaining committed to further enhancing student experiences and academic outcomes."

PRDO ANNOUNCES 4Q22 RESULTS …PG 2

REVENUE

•
For the quarter ended December 31, 2022, revenue of $176.1 million increased 10.2% compared to revenue of $159.9 million for the prior year quarter.
•
For the year ended December 31, 2022, revenue of $695.2 million increased 0.3% compared to revenue of $693.0 million for the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2022 (1)	2021	% Change	2022 (1)	2021	% Change
CTU	$108,446	$95,904	13.1%	$419,617	$408,549	2.7%
AIUS	67,445	63,712	5.9%	274,479	283,360	-3.1%
Corporate and Other	254	243	NM	1,112	1,125	NM
Total	$176,145	$159,859	10.2%	$695,208	$693,034	0.3%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

TOTAL STUDENT ENROLLMENTS

•
As of December 31, 2022, CTU’s total student enrollments increased 2.0%, while AIUS’ total student enrollments decreased 10.8% as compared to the prior year end.

	At December 31,
Total Student Enrollments(1)	2022	2021	% Change
CTU	25,200	24,700	2.0%
AIUS	14,000	15,700	-10.8%
Total	39,200	40,400	-3.0%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at our universities.

PRDO ANNOUNCES 4Q22 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended December 31, 2022, operating income decreased by 34.4% to $22.7 million as compared to the prior year quarter.

•
For the year ended December 31, 2022, operating income decreased by 13.0% to $129.6 million as compared to the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income ($ in thousands)	2022 (1)	2021	% Change	2022 (1)	2021	% Change
CTU	$34,082	$35,723	-4.6%	$141,622	$148,481	-4.6%
AIUS	3,469	10,255	-66.2%	33,315	39,130	-14.9%
Corporate and Other	(14,877)	(11,402)	NM	(45,300)	(38,595)	NM
Total	$22,674	$34,576	-34.4%	$129,637	$149,016	-13.0%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended December 31, 2022, adjusted operating income of $32.4 million decreased 22.9% compared to adjusted operating income of $42.0 million for the prior year quarter.

•
For the year ended December 31, 2022, adjusted operating income of $164.0 million decreased 6.6% compared to adjusted operating income of $175.5 million for the prior year.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income ($ in thousands)	2022	2021	2022	2021
Operating income	$22,674	$34,576	$129,637	$149,016
Depreciation and amortization (1)	4,878	4,964	19,734	16,766
Legal fee expense related to certain matters (2)	4,869	2,494	14,597	9,735
Adjusted Operating Income	$32,421	$42,034	$163,968	$175,517

Increase (Decrease)	-22.9%		-6.6%

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 4Q22 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended December 31, 2022, the Company recorded:

•
Net income of $16.0 million compared to $24.5 million for the prior year quarter.
•
Earnings per diluted share of $0.23 compared to $0.35 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.31 compared to $0.40 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year ended December 31, 2022, the Company recorded:

•
Net income of $95.9 million compared to $109.6 million for the prior year.
•
Earnings per diluted share of $1.39 compared to $1.55 for the prior year.
•
Adjusted earnings per diluted share of $1.63 compared to $1.70 for the prior year. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021

Reported Earnings Per Diluted Share	$0.23	$0.35	$1.39	$1.55

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.03	0.03	0.11	0.06
Legal fee expense related to certain matters (2)	0.07	0.04	0.21	0.14
Tax effect of adjustments (3)	(0.02)	(0.02)	(0.08)	(0.05)
Adjusted Earnings Per Diluted Share	$0.31	$0.40	$1.63	$1.70

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

PRDO ANNOUNCES 4Q22 RESULTS …PG 5

BALANCE SHEET AND CASH FLOW

•
For the quarter ended December 31, 2022, net cash provided by operating activities was $40.5 million, compared to net cash provided by operating activities of $46.9 million for the prior year quarter.
•
For the year ended December 31, 2022, net cash provided by operating activities was $148.2 million, compared to net cash provided by operating activities of $191.1 million in the prior year.
•
At December 31, 2022 and December 31, 2021, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $518.2 million and $499.4 million, respectively.
•
For the year ended December 31, 2022, the Company repurchased 2.1 million shares for $23.1 million at an average price of $11.02 as compared to 2.3 million shares for $25.3 million at an average price of $10.94 for the year ended December 31, 2021.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items ($ in thousands)	2022	2021	% Change	2022	2021	% Change
Net cash provided by operating activities	$40,546	$46,910	-13.6%	$148,186	$191,116	-22.5%
Business acquisitions, net of cash acquired	$45,271	$196	NM	$84,308	$57,143	47.5%
Capital expenditures	$3,515	$4,177	-15.8%	$12,620	$10,453	20.7%

PRDO ANNOUNCES 4Q22 RESULTS …PG 6

OUTLOOK

The Company is providing the following 2023 outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Operating Income	$41.3M - $43.3M	$43.7M	$120.6M - $140.6M	$129.6M
Depreciation and amortization	$5.1M	$4.9M	$17.4M	$19.8M
Legal fee expense related to certain matters (1)	$4.6M	$2.3M	$12.0M	$14.6M
Adjusted Operating Income	$51.0M - $53.0M	$50.9M	$150.0M - $170.0M	$164.0M

Earnings Per Diluted Share	$0.47 - $0.49	$0.46	$1.41 - $1.63	$1.39
Amortization of acquired intangible assets	$0.04	$0.02	$0.12	$0.11
Legal fee expense related to certain matters (1)	$0.07	$0.03	$0.17	$0.21
Tax effect of adjustments	($0.03)	($0.01)	($0.07)	($0.08)
Adjusted Earnings Per Diluted Share	$0.55 - $0.57	$0.50	$1.63 - $1.85	$1.63

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2023 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s estimates, (ii) no significant impact of new or proposed regulations, including recent Department negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, which may require operational changes in the way the Company’s academic institutions enroll, support and educate current and prospective students, among other impacts, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) the impact from student loan initiatives implemented by the current administration remains consistent with management's estimates, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 26.0% for both the first quarter and the full year, and (vi) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 4Q22 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, February 23, 2023 at 5:30 p.m. Eastern time to discuss fourth quarter and full year 2022 results and 2023 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-200-6205 (domestic) or 1-929-526-1599 (international). Both dial-in numbers will use the access code 690929. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/456229475. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Perdoceo’s academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 4Q22 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Davis Snyder

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2022	2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$109,408	$319,982
Restricted cash	9,476	5,196
Short-term investments	399,315	174,213
Total cash and cash equivalents, restricted cash and short-term investments	518,199	499,391

Student receivables, net	42,551	43,033
Receivables, other	3,457	1,692
Prepaid expenses	8,411	6,919
Inventories	1,904	904
Other current assets	597	2,514
Total current assets	575,119	554,453

NON-CURRENT ASSETS:
Property and equipment, net	26,038	28,355
Right of use asset, net	26,156	36,664
Goodwill	243,540	162,579
Intangible assets, net	53,564	32,208
Student receivables, net	1,850	1,372
Deferred income tax assets, net	24,613	25,114
Other assets	6,488	6,688
TOTAL ASSETS	$957,368	$847,433

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$6,555	$9,400
Accounts payable	13,518	10,838
Accrued expenses:
Payroll and related benefits	40,306	25,312
Advertising and marketing costs	8,977	8,690
Income taxes	7,814	211
Other	14,621	15,180
Deferred revenue	71,590	70,613
Total current liabilities	163,381	140,244

NON-CURRENT LIABILITIES:
Lease liability - operating	27,286	35,549
Other liabilities	40,856	21,530
Total non-current liabilities	68,142	57,079

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	894	887
Additional paid-in capital	684,183	674,242
Accumulated other comprehensive loss	(5,447)	(96)
Retained earnings	347,839	251,972
Treasury stock	(301,624)	(276,895)
Total stockholders' equity	725,845	650,110
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$957,368	$847,433

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2022	% of Total Revenue	2021	% of Total Revenue
REVENUE:
Tuition and fees, net	$174,012	98.8%	$158,185	99.0%
Other	2,133	1.2%	1,674	1.0%
Total revenue	176,145		159,859
OPERATING EXPENSES:
Educational services and facilities	31,217	17.7%	25,276	15.8%
General and administrative	114,610	65.1%	95,043	59.5%
Depreciation and amortization	4,878	2.8%	4,964	3.1%
Asset impairment	2,766	1.6%	-	0.0%
Total operating expenses	153,471	87.1%	125,283	78.4%
Operating income	22,674	12.9%	34,576	21.6%
OTHER INCOME:
Interest income	3,169	1.8%	136	0.1%
Interest expense	(102)	-0.1%	-	0.0%
Miscellaneous (expense) income	(1,313)	-0.7%	63	0.0%
Total other income	1,754	1.0%	199	0.1%
PRETAX INCOME	24,428	13.9%	34,775	21.8%
Provision for income taxes	8,473	4.8%	10,309	6.4%

NET INCOME	15,955	9.1%	24,466	15.3%

NET INCOME PER SHARE - BASIC:	$0.24		$0.35

NET INCOME PER SHARE -DILUTED:	$0.23		$0.35

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	67,165		69,565
Diluted	68,423		70,335

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended December 31,
(In Thousands)	2022		2021
NET INCOME	$15,955		$24,466
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	217		(2)
Unrealized gain (loss) on investments	653		(91)
Total other comprehensive income (loss)	870		(93)
COMPREHENSIVE INCOME	$16,825		$24,373

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2022	% of Total Revenue	2021	% of Total Revenue
REVENUE:
Tuition and fees, net	$687,672	98.9%	$688,415	99.3%
Other	7,536	1.1%	4,619	0.7%
Total revenue	695,208		693,034
OPERATING EXPENSES:
Educational services and facilities	116,723	16.8%	108,743	15.7%
General and administrative	426,120	61.3%	418,509	60.4%
Depreciation and amortization	19,734	2.8%	16,766	2.4%
Asset impairment	2,994	0.4%	-	0.0%
Total operating expenses	565,571	81.4%	544,018	78.5%
Operating income	129,637	18.6%	149,016	21.5%
OTHER INCOME:
Interest income	6,866	1.0%	930	0.1%
Interest expense	(400)	-0.1%	(920)	-0.1%
Miscellaneous (expense) income	(1,834)	-0.3%	41	0.0%
Total other income	4,632	0.7%	51	0.0%
PRETAX INCOME	134,269	19.3%	149,067	21.5%
Provision for income taxes	38,402	5.5%	39,430	5.7%

NET INCOME	95,867	13.8%	109,637	15.8%

NET INCOME PER SHARE - BASIC:	$1.41		$1.57

NET INCOME PER SHARE -DILUTED:	$1.39		$1.55

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	67,934		70,024
Diluted	69,031		70,881

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year Ended December 31,
(In Thousands)	2022		2021
NET INCOME	$95,867		$109,637
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(166)		(177)
Unrealized loss on investments	(5,185)		(283)
Total other comprehensive loss	(5,351)		(460)
COMPREHENSIVE INCOME	$90,516		$109,177

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$95,867	$109,637
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	2,994	-
Depreciation and amortization expense	19,734	16,766
Bad debt expense	41,574	44,344
Compensation expense related to share-based awards	8,751	14,972
Deferred income taxes	(720)	15,330
Changes in operating assets and liabilities:
Student receivables, gross	6,380	6,631
Allowance for credit losses	(38,992)	(47,417)
Receivables, other	(1,670)	5,396
Inventories, prepaid expenses, and other current assets	2,640	3,285
Other non-current assets	843	72
Accounts payable	1,922	(2,744)
Accrued expenses and other non-current liabilities	22,332	(3,404)
Deferred revenue	(11,767)	30,724
Right of use asset and lease liability	(1,702)	(2,476)
Net cash provided by operating activities	148,186	191,116

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(492,100)	(269,739)
Sales of available-for-sale investments	262,277	391,659
Purchases of property and equipment	(12,620)	(10,453)
Business acquisitions, net of cash acquired	(84,308)	(57,143)
Net cash (used in) provided by investing activities	(326,751)	54,324

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(23,117)	(25,296)
Issuance of common stock	1,197	861
Payments of employee tax associated with stock compensation	(1,612)	(5,511)
Release of cash held in escrow	(4,197)	-
Net cash used in financing activities	(27,729)	(29,946)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(206,294)	215,494
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	325,178	109,684
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$118,884	$325,178

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2022(1)	2021
REVENUE:
CTU	$108,446	$95,904
AIUS	67,445	63,712
Corporate and Other	254	243
Total	$176,145	$159,859

OPERATING INCOME (LOSS):
CTU	$34,082	$35,723
AIUS	3,469	10,255
Corporate and Other	(14,877)	(11,402)
Total	$22,674	$34,576

OPERATING MARGIN (LOSS):
CTU	31.4%	37.2%
AIUS	5.1%	16.1%
Corporate and Other	NM	NM
Total	12.9%	21.6%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2022(1)	2021
REVENUE:
CTU	$419,617	$408,549
AIUS	274,479	283,360
Corporate and Other	1,112	1,125
Total	$695,208	$693,034

OPERATING INCOME (LOSS):
CTU	$141,622	$148,481
AIUS	33,315	39,130
Corporate and Other	(45,300)	(38,595)
Total	$129,637	$149,016

OPERATING MARGIN (LOSS):
CTU	33.8%	36.3%
AIUS	12.1%	13.8%
Corporate and Other	NM	NM
Total	18.6%	21.5%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
Adjusted Operating Income	2022	2021	2022	2021
Operating income	$22,674	$34,576	$129,637	$149,016
Depreciation and amortization (2)	4,878	4,964	19,734	16,766
Legal fee expense related to certain matters (3)	4,869	2,494	14,597	9,735
Adjusted Operating Income	$32,421	$42,034	$163,968	$175,517

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Operating income	$41.3M - $43.3M	$43,693	$120.6M - $140.6M	$129,637
Depreciation and amortization (2)	5.1M	4,882	17.4M	19,734
Legal fee expense related to certain matters (3)	4.6M	2,347	12.0M	14,597
Adjusted Operating Income	$51.0M - $53.0M	$50,922	$150.0M - $170.0M	$163,968

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
	2022	2021	2022	2021
Reported Earnings Per Diluted Share	$0.23	$0.35	$1.39	$1.55

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.03	0.11	0.06
Legal fee expense related to certain matters (3)	0.07	0.04	0.21	0.14
Total pre-tax adjustments	$0.10	$0.07	$0.32	$0.20
Tax effect of adjustments (4)	(0.02)	(0.02)	(0.08)	(0.05)
Total adjustments after tax	0.08	0.05	0.24	0.15
Adjusted Earnings Per Diluted Share	$0.31	$0.40	$1.63	$1.70

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Reported Earnings Per Diluted Share	$0.47 - $0.49	$0.46	$1.41 -$ 1.63	$1.39

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.04	0.02	0.12	0.11
Legal fee expense related to certain matters (3)	0.07	0.03	0.17	0.21
Total pre-tax adjustments	$0.11	$0.05	$0.29	$0.32
Tax effect of adjustments (4)	(0.03)	(0.01)	($0.07)	(0.08)
Total adjustments after tax	0.08	0.04	0.22	0.24
Adjusted Earnings Per Diluted Share	$0.55 - $0.57	$0.50	$1.63 - $1.85	$1.63

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. The Company believes the items it is adjusting for are not normal operating expenses necessary to run its business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the Coding Dojo acquisition as of December 1, 2022, the CalSouthern acquisition as of July 1, 2022, the DigitalCrafts acquisition as of August 2, 2021 and the Hippo acquisition as of September 10, 2021.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(4)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.